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                                                                     Exhibit 1.1

                      Onyx Acceptance Grantor Trust 1997-4
                   _____% Auto Loan Pass-Through Certificates

                      Onyx Acceptance Financial Corporation
                                    as Seller

                           Onyx Acceptance Corporation
                                   as Servicer


                             UNDERWRITING AGREEMENT


                                December __, 1997


Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
World Financial Center
North Tower, 15th Floor
New York, New York  l0281-1315

Ladies and Gentlemen:

               1. Introductory. Onyx Acceptance Financial Corporation (the "Company") proposes to cause Onyx Acceptance Grantor Trust 1997-4 (the "Trust") to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") 6.35% Auto Loan Pass-Through Certificates, Series 1997-4 (the "Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement between the Company, as Seller, Onyx Acceptance Corporation as Servicer (the "Servicer" or "Onyx"), Bankers Trust Company as Trustee (the "Trustee"), dated as of December 1, 1997 (the "Pooling and Servicing Agreement"). Pursuant to an insurance and reimbursement agreement (the "Insurance Agreement") among the Company, Onyx Acceptance Corporation, the Trustee and Capital Markets Assurance Corporation ("the Insurer"), the Insurer has issued its surety bond (the "Surety Bond") to the Trustee for the benefit of the Certificateholders guaranteeing timely payment of interest and principal on the Certificates. In addition, Onyx will enter into a capitalized interest agreement dated as of December 1, 1997 with the Company (the "Capitalized Interest Agreement") which will assign it to the Trust. The assets of the Trust will include, among other




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things, (i) a pool (the " Contract Pool") of fixed rate Rule of 78's and Simple
Interest Method motor vehicle retail installment sales contracts (the "Initial Contracts") secured by new and used automobiles and light-duty trucks (the "Initial Financed Vehicles"), certain monies due or to become due thereunder on or after the Cutoff Date (as hereinafter defined), such Contracts to be sold to the Trust by the Seller and serviced by the Servicer, (ii) the Surety Bond,
(iii) security interests in the Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the individual obligors under each related Contract and the right to proceeds under a blanket insurance policy, (iv) amounts on deposit in a trust account established for the benefit of the Certificateholders (the "Pre-funding Account"), (v) all amounts on deposit in the Collection Account, (vi) the right of the Company to cause Onyx to repurchase certain Contracts under certain circumstances, and (vii) all proceeds of the foregoing. The Certificates will be issued in an aggregate principal amount of $___________ which is equal to the sum of $___________the Original Pool Balance of the Contracts and the amount on deposit in the Pre-Funding Account as of the opening of business on December 1, 1997 (the "Cutoff Date"). From time to time during the Funding Period pursuant to the Pur chase Agreement, Onyx will be obligated to sell, and the Seller will be obligated to purchase, additional Rule of 78's and Simple Interest Method retail motor vehicle retail installment sales contracts (the "Subsequent Contracts" and together with the Initial Contracts the "Contracts") secured by new and used automobiles and light duty trucks (the "Subsequent Financed Vehicles" and together with the Initial Financed Vehicles the "Financed Vehicles"), which Subsequent Contracts will be described in a transfer certificate delivered by the Company on each subsequent Transfer Date (the "Transfer Certificate"). The Subsequent Contracts will be sold from the Seller to the Trust on the same Business Day such Subsequent Contracts are sold by Onyx to the Seller (each such date a "Subsequent Transfer Date"). The maximum aggregate principal amount of Subsequent Contracts to be sold during the Funding Period by Onyx to the Seller and by the Seller to the Trust is $________. Capitalized terms used herein and not otherwise herein defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

               The Company hereby agrees with the Underwriter, as follows:


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               2. Representations and Warranties of the Company. The Company
represents and warrants to, and agrees with the Underwriter that:

                             (i) A registration statement on Form S-1 (No. 333-_____), including a prospectus and such amendments thereto as may have been required on the date hereof, relating to the Certificates, has been filed with the Securities and Exchange Commission (the "Commission"). The conditions to the use of a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), as set forth in the General Instructions to Form S-1, have been, or will prior to the effective date of the Registration Statement be, satisfied in all material respects with respect to the Company and the Registration Statement.

                             (ii) The Company will next file with the Commission either, (A) prior to the effective ness of such registration statement, a further amendment thereto (including the form of final prospectus) or
        (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b) (each, as hereinafter de fined). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date (as hereinafter defined), all information (other than Rule 430A Information (as hereinafter defined)) required by the Act and the rules and regulations thereunder (the "Rules and Regulations") to be included in the prospectus with respect to the Certificates and the offering there of. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information and, except to the extent the Under-


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        writer shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriter prior to the Execution Time (as hereinafter defined) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus (as hereinafter defined) which has previously been furnished to the Underwriter) as the Company has advised the Under writer, prior to the Execution Time, will be included or made therein.

                      The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective under the Act. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement which, as of the Effective Date, omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Certificates that is first filed with the Commission pursuant to Rule 424(b) and any prospectus subsequently filed pursuant to Rule 424 or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus included in the Registration Statement at the Effective
        Date. "Registration Statement" shall mean the registration statement referred to in the preceding paragraph and any registration statement required to be filed under the Act or the Rules and Regulations, including incorporated documents, exhibits and financial statements, in the form in which it has, or shall, become effective and, in the event that any post effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424" and "Rule 430A" refer to such rules and regulations under the Act. "Rule 430A Information" means information with respect to the Certificates and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                             (iii) On the Effective Date, the Registration Statement did, or will, comply in all material respects with the applicable requirements of the Act and the Rules and Regulations; on the Effective Date and when the Prospectus is first filed


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        (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations; on the Effective Date, the Registration Statement did not, or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated there in or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not, or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in, or omitted from, the Registration Statement or the Prospectus (or any supplements thereto) in reliance upon, and in conformity with, information furnished in writing to the Company on the Underwriter's behalf specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplements thereto).

                             (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own its properties and conduct its businesses as described in the Prospectus, and is duly qualified to transact business as a foreign corporation in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification.

                             (v) As of the Closing Date in the case of the Initial Contracts, and as of each Subsequent Transfer Date in the case of the related Sub sequent Contracts, the representations and warranties of the Company, as Seller, in the Pooling and Servicing Agreement will be true and correct, and


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        each Contract will satisfy the conditions set forth in Sections 2.2(b)
        and 2.2(d), respectively, there of.

                             (vi) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust's interest in the Contracts.

                             (vii) The Company is not in violation of its Certificate of Incorporation or By-Laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated herein or in the Pooling and Servicing Agreement, the Purchase Agreement, the Capitalized Interest Agreement or the Insurance Agreement. The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement, the Capitalized Inter est Agreement or the Insurance Agreement and the issuance and sale of the Certificates and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having juris diction over the Company or any of its properties or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or By-Laws of the Company and the Company has full corporate power and authority to authorize, cause the Trust to issue, and sell the Certificates as contemplated by this Agreement, to enter into this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement, the Capitalized Interest Agreement and the Insurance Agreement and to consummate the transactions contemplated herein and therein.


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                             (viii) This Agreement has been duly authorized,
        executed and delivered by the Company.

               3. Purchase, Sale, Payment and Delivery of Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company $___________ aggregate principal amount of the Certificates. The Certificates are to be purchased at a purchase price of _________% of the aggregate principal amount thereof plus accrued interest, if any, from December __, 1997.

               The Company will deliver the Certificates to the Underwriter against payment of the purchase price in immediately available funds by wire transfer to the order of the Company at the offices of the Company at 8001, Irvine Center Drive, Suite 500, Irvine, California 92718 at 10:00 a.m., New York City time on December __, 1997 or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the "Closing Date". The Certificates so to be delivered shall be represented by one or more global certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company and definitive certificate(s) registered in the name(s) provided by the Underwriter, each in such numbers as the Underwriter shall reasonably request not later than 48 hours prior to the Closing Date. The Company shall make such definitive certificates representing the Certificates available for inspection by the Underwriter at the office at which the Certificates are to be delivered no later than 10:00 a.m., New York City time, on the business day prior to the Closing Date.

               4. Offering by the Underwriter. (a) It is understood that, after the Registration Statement becomes effective, the Underwriter proposes to offer the Certificates for sale to the public (which may include selected brokers and dealers) as set forth in the Prospectus.

               (b) The Underwriter may prepare and provide to prospective investors certain ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets in connection with its offering of the Certificates, subject to the following conditions:


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                      (i) The Underwriter shall have complied with the
requirements of the no-action letter, dated February 17, 1995, issued by the Commission to the Public Securities Association (the "No-Action Letter").

                      (ii) For purposes hereof, "ABS Term Sheets", "Structured Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the No-Action Letter but shall include only those ABS Term Sheets, Structured Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of the Underwriter.

                      (iii) All ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letter shall bear a legend substantially in the form attached hereto as Exhibit A. The Company shall have the right to require specific legends or notations to appear on any ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this subsection (iii) will be satisfied if all ABS Term Sheets referred to herein bear a legend in a form previously approved in writing by the Company.

                      (iv) The Underwriter shall have provided the Company with representative forms of all ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved in writing by the Company for use by the Underwriter. The Underwriter shall have provided to the Company, for filing as a post-effective amendment to the Registration Statement as provided in Section 5(i), copies (in such format as required by the Company) of all ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letter. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All ABS Term Sheets described in this subsection (iv) shall have been provided to the Company not later than 10:00 a.m. (New York City time) not less than one business day before filing thereof is required to be made with the Commission pursuant to the No-Action Letter. The Underwriter shall have not provided to any investor or prospective investor in the Certificates any ABS Term Sheets on or after the day on which ABS Term Sheets are required to be provided to the Company pursuant to this subsection (iv) (other than copies of ABS Term Sheets previously submitted to the Company in accordance with this subsection (iv) for filing pursuant to Section


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5(i)), unless such ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

                      (v) All information included in the ABS Term Sheets shall have been generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus as set forth therein; provided that the ABS Term Sheets may have included information based on alternative methodologies or assumptions if specified therein. If any ABS Term Sheets that are required to be filed were based on assumptions with respect to the Contract Pool that differ from the final Contract Pool information in any material respect or on Certificate structuring terms that were revised in any material respect prior to the printing of the Prospectus, the Underwriter shall have prepared revised ABS Term Sheets based on the final Contract Pool information and structuring assumptions, shall have circulated such revised ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to the Underwriter they would purchase all or any portion of the Certificates, and shall have included such revised ABS Term Sheets (marked, "as revised") in the materials delivered to the Company pursuant to subsection (iv) above.

                      (vi) The Company shall not be obligated to file any ABS Term Sheets that have been determined to contain any material error or omission, provided that, at the request of the Underwriter, the Company will file ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated _______" and accompanied by corrected ABS Term Sheets that are marked, "supersedes material previously dated _______, as corrected." If, within the period during which the Prospectus relating to the Certificates is required to be delivered under the Act, any ABS Term Sheets are determined, in the reasonable judgment of the Company or the Underwriter, to contain a material error or omission, the Underwriter shall prepare a corrected version of such ABS Term Sheets, shall circulate such corrected ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to the Underwriter they would purchase all or any portion of the Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such corrected ABS Term Sheets (marked, "as corrected") to the Company for filing with the Commission in a subsequent post-effective amendment to the Registration Statement (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected ABS Term Sheets, which shall be at the expense of the Underwriter).


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                      (vii) The Underwriter shall be deemed to have represented
as of the Closing Date, that, except for ABS Term Sheets provided to the Company pursuant to subsection (iv) above, the Underwriter did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letter.

                      (viii) In the event of any delay in the delivery by the Underwriter to the Company of all ABS Term Sheets required to be delivered in accordance with subsection (iv) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5(x), the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5(x) to file the ABS Term Sheets by the time specified therein.

               5. Certain Agreements of the Company. The Company agrees with the Underwriter that:

                             (i) The Company will use every reason able effort to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and will not effect any such amendment or supplementation to which the Underwriter shall reasonably object. The Company will also advise you promptly of the effectiveness of any amendment or supplementation of the Registration Statement or Prospectus, of any request by the Commission for any amendment or supple mentation of the Registration Statement or the Prospectus or for any additional information, of the receipt by the Company of any notification with respect to the suspension of qualification of the Certificates for sale in any jurisdiction or the ini-


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        tiation or threatening of any proceeding for such purpose and of the institution by the Commission of any stop order proceeding in respect of the Registration Statement, and will use every reasonable effort to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                             (ii) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission (subject to the Underwriter's prior review pursuant to paragraph (i) of this Section 5) an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

                             (iii) As soon as practicable, the Company will cause the Trust to make generally available to the Certificateholders of the Trust an earnings statement or statements of the Trust covering a period of at least 12 months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

                             (iv) The Company will furnish to the Underwriter copies of the Registration Statement, each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may reasonably request.

                             (v) The Company will cooperate with the Underwriter in arranging for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution of the Certificates;


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        provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                             (vi) For a period from the date of this Agreement until the retirement of the Certificates, the Company will furnish to the Underwriter copies of each certificate and the annual statements of compliance delivered to the Trustee pursuant to Article III of the Pooling and Servicing Agreement and the annual independent public accountant's reports furnished to the Trustee pursuant to Article III of the Pooling and Servicing Agreement, as soon as practicable after such statements and reports are furnished to the Trustee.

                             (vii) So long as any of the Certificates are outstanding, the Company will furnish to you as soon as practicable, (A) all documents distributed, or caused to be distributed, by the Servicer to the Certificateholders, (B) all documents filed, or caused to be filed, by the Company with the Commission pursuant to the Securities Act of 1934, as amended, any order of the Commission thereunder or pursuant to a "no-action" letter from the staff of the Commission and (C) from time to time, such other information in the possession of the Company concerning the Trust and any other information concerning the Company filed with any governmental or regulatory authority which is otherwise publicly available as you may reasonably re quest.

                             (viii) On or before the Closing Date with respect to the Initial Contracts, and on or before each Subsequent Transfer Date with respect to the Subsequent Contracts to be transferred to the Trust on such date, the Company shall cause its computer records relating to the Contracts to be marked to show the Trust's absolute ownership of the Contracts and shall cause the Servicer to mark its computer records relating to the Contracts to show the sale to the Company of the Contracts and its subsequent transfer to the Trust, and from and after the Closing Date or Subsequent Transfer Date, as the case may be,


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        the Company shall not and shall instruct the Servicer not to take any action inconsistent with the Trust's ownership of such Contracts, other than as permitted by the Pooling and Servicing Agreement.

                             (ix) The Company will file with the Commission a post-effective amendment setting forth all ABS Terms Sheet provided to the Company by the Underwriter and identified by it as such within the time period allotted for such filing pursuant to the No-Action Letter; provided, however, that prior to such filing of the ABS Term Sheets (other than any ABS Term Sheets that are not based on the Contract Pool information) by the Company, the Underwriter must comply with its obligations pursuant to Section 4 and the Company must receive a letter from Coopers & Lybrand, certified public accountants, satisfactory in form and substance to the Company, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they have determined that the information included in the ABS Term Sheets (if any), provided by the Underwriter to the Company for filing on a post-effective amendment pursuant to Section 4 and, if the Company then so specifies, this subsection (i), and that the accountants have examined in accordance with such agreed upon procedures, is accurate except as to such matters that are not deemed by the Company to be material. The foregoing letter shall be at the expense of the Underwriter. The Company shall file any corrected ABS Term Sheets described in Section 4(b)(vi) as soon as practicable following receipt thereof.

               6. Payment of Expenses. Except as provided in Sections 4(b) and 5(ix) the Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the Trustee's fees and the fees and disbursements of the counsel to the Trustee,
(iii) any up-front fees and premiums payable to the Insurer and the fees and disbursements of counsel to the Insurer, (iv) the fees and disbursements of the accountants, (v) the fees of the rating agencies and (vi) blue sky expenses.


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               7. Conditions to the Obligations of the Underwriter. The
obligation of the Underwriter to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the written statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                             (i) On or prior to the date of this Agreement, the Underwriter shall have received a letter, dated the date of this Agreement, of Coopers & Lybrand and substantially in the form heretofore agreed, which letter shall be in form and substance agreed to by the Underwriter.

                             (ii) If the Registration Statement has not become effective prior to the date of this Agreement, unless the Underwriter agrees in writing to a later time, the Registration Statement shall have become effective not later than (A) 6:00 p.m., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 12:00 noon, New York City time, on such date or (B) 3:00 p.m. on the business day following the day on which the public offering price was deter mined, if such determination occurred after 12:00 noon, New York City time, on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus shall be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                             (iii) Subsequent to the execution and delivery of this Agreement, there shall have not occurred (a) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or Onyx which, in the reasonable judgment of the Underwriter materially impairs the investment quality of the Certificates; (b) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any


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        securities of Onyx on any exchange or in the over-the-counter market by such exchange or over-the-counter market or by the Commission; (c) any banking moratorium declared by Federal, New York or California authori-ties; (d) any outbreak or material escalation of major hostilities or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriter, the effect of any such outbreak, escalation, calamity or emergency on the United States financial markets makes it impracticable or inadvisable to proceed with completion of the sale of, and any payment for, the Certificates.

                      (iv) The Underwriter shall have received an opinion, dated the Closing Date, of O'Melveny & Myers LLP, counsel of the Company, substantially to the effect that:

                                    (a) The Company (1) is duly incorporated and
               is validly existing and in good standing under the laws of the State of Delaware, (2) has the corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus and (3) had at all relevant times, and now has, the power, authority and legal right to acquire, own and sell the Contracts;

                                    (b) The Company has, or at the time such
               agreement was executed and delivered, had, the corporate power and corporate authority to execute and deliver this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement, the Capitalized Interest Agreement and the Insurance Agreement and to consummate the transactions contemplated herein and therein;

                                    (c) No consent, approval, authorization or
               order of, or filing with, any California, Delaware or federal governmental agency or body or any court is or was required by the Company to perform the transactions contemplated by this Agreement, Pooling and Servicing Agreement, the Purchase Agreement, the Capitalized Interest Agreement or the Insurance Agreement except for (1) filing of a Uniform Commercial Code financing statement in the State of

               California with respect to the transfer of the Contracts to the Trust pursuant to the Pooling and Servicing Agreement and the sale of the Contracts to the Company pursuant to the Purchase Agreement and (2) such consents, approvals, authorizations, orders or filings as may be required under the federal and state securities laws;

                                    (d) None of the execution, delivery and
               performance by the Company of this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement, the Capitalized Interest Agreement or the Insurance Agreement, the transfer of the Contracts to the Trust, the assignment of the security interests of the Company in the Financed Vehicles, the issuance and sale of the Certificates or the consummation of any other of the transactions contemplated herein or in the Pooling and Servicing Agreement, the Purchase Agreement, the Capitalized Interest Agreement or the Insurance Agreement conflicts or will conflict with, has resulted or will result in a breach, violation or acceleration of any of the terms of, or has constituted or will constitute a default under, the By-Laws or the Certificate of Incorporation of the Company, as amended, or, to the best of such counsel's knowledge, any rule, order, statute or regulation known to such counsel to be currently applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or the terms of any material indenture or other material agreement or instrument known to such counsel to which the Company is a party or by which it or its properties are bound;

                                    (e) To the best knowledge of such counsel,
               after due inquiry, there are no actions, proceedings or investigations pending or threatened before any court, administrative agency or other tribunal (1) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement, the Capitalized Interest Agreement or the Insurance Agreement or the Certificates,
               (2) seeking to prevent the
               issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement, the Capitalized Interest Agreement or the Insurance Agreement (3) seeking adversely to affect the federal income tax at tributes of the Certificates as described in the Prospectus under the headings "Prospectus Summary -- Tax Status" and "Certain Tax Consequences";

                                    (f) This Agreement, the Pooling and
               Servicing Agreement, the Purchase Agreement, the Capitalized Interest Agreement and the Insurance Agreement have each been duly authorized, executed and delivered by the Company;

                                    (g) The Contracts constitute "chattel paper"
               as defined in Section 9-105(a)(2) of the Uniform Commercial Code of the State of California;

                                    (h) The statements in the Prospectus under
               the caption "Certain Legal Aspects of the Contracts," and "ERISA Considerations" to the extent they constitute matters of California or federal law or legal conclusions, are correct in all material respects;

                                    (i) The Certificates have been duly and
               validly authorized and, when executed, authenticated and issued in accordance with the terms of the Pooling and Servicing Agreement, and delivered to and paid for by the Underwriter pursuant to this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement;

                                    (j) Assuming the authorization, execution
               and delivery thereof by the Trustee and the Servicer with respect to the Pooling and Servicing Agreement, and by Onyx with respect to Purchase Agreement, the Capitalized Interest Agreement and the Insurer with respect to the Insurance Agreement, each such agreement constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to (1) the effect of bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws of general application relating to or affecting creditors' rights generally
               (2) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (3) the unenforceability under certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy;

                                    (k) The Registration Statement became
               effective under the Act as of the date and time specified in such opinion; after due inquiry, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement, and each amendment thereof or supplement thereto as of its Effective Date and the Prospectus as of its date of issuance appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act and the Rules and Regulations, and such counsel need not opine as to the financial statements and related notes, schedules and other financial and statistical data included therein;

                                    (l) The Certificates, the Pooling and
               Servicing Agreement, the Purchase Agreement, the Capitalized Interest Agreement and the Insurance Agreement conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

                                    (m) The Pooling and Servicing Agreement is
               not required to be qualified under the Trust Indenture Act of 1939, as amended; and

                                    (n) The Trust is not now, and immediately
               following the sale of the Certificates pursuant to this Agreement will not be, required to be registered under the Investment Company Act of 1940, as amended.

                             In addition, such counsel shall opine as to certain matters relating to the acquisition by the Company of a perfected first priority security interest in the vehicles financed by motor vehicle installment loans made by the Company.

                             In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (iv) include any supplements thereto.

                      (v) The Underwriter shall have received an opinion, dated the Closing Date, of O'Melveny & Myers LLP, counsel to Onyx, substantially to the effect that:

                                    (a) Onyx (1) is duly incorporated and is
               validly existing and in good standing under the laws of the State of California, (2) has the corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus and (3) had at all relevant times, and now has, the power, authority and legal right to acquire, own and sell the Contracts;

                                    (b) Onyx has the corporate power and
               corporate authority to execute and deliver the Pooling and Servicing Agreement, the Capitalized Interest Agreement and the Purchase Agreement and at the time it was executed and delivered, had the power and authority to execute and deliver the Purchase Agreement, the Capitalized Interest Agreement and the Pooling and Servicing Agreement and to consummate the transactions contemplated herein and therein;

                                    (c) No consent, approval, authorization or
               order of, or filing with, any California or federal governmental agency or body or any court is required by Onyx to perform the transactions contemplated by the Pooling and Servicing Agreement, the Capitalized

               Interest Agreement or the Purchase Agreement except for (1) filing of a Uniform Commercial Code financing statement in the State of California with respect to the sale of the Contracts to the Company pursuant to the Purchase Agreement and the transfer of the Contracts to the Trust pursuant to the Pooling and Servicing Agreement and (2) such consents, approvals, authorizations, orders or filings as may be required under the federal and state securities laws; the opinion set forth in this sentence is limited to such authorizations, approvals, consents and orders which, in such counsel's experience, are normally applicable to transactions of the type contemplated by the Pooling and Servicing Agreement, the Capitalized Inter est Agreement and the Purchase Agreement;

                                    (d) None of the execution, de livery and
               performance by Onyx of the Pooling and Servicing Agreement, the Capitalized Interest Agreement or the Purchase Agreement, or the transfer of the Contracts to the Company, has conflicted with or will conflict with, has resulted or will result in a breach, violation or acceleration of any of the terms of, or has constituted or will constitute a default under, the By-Laws or the Certificate of Incorporation of Onyx, as amended, or, to the best of such counsel's knowledge, any rule, order, statute or regulation known to such counsel to be currently applicable to Onyx of any court, regulatory body, administrative agency or governmental body having jurisdiction over Onyx or the terms of any mate rial indenture or other material agreement or instrument known to such counsel to which Onyx is a party or by which it or its properties are bound;

                                    (e) The Pooling and Servicing Agreement, the
               Capitalized Interest Agreement and the Purchase Agreement have each been duly authorized, executed and delivered by Onyx; and

                                    (f) The indemnification agreement dated as
               of the date hereof, between Onyx and the

               Underwriter has been duly authorized, executed and delivered by Onyx.

                                    (g) Assuming the authorization, execution
               and delivery thereof by the Trustee and the Company with respect to the Pooling and Servicing Agreement, the Capitalized Interest Agreement and by the Company with respect to Purchase Agreement, each such agreement constitutes the legal, valid and binding agreement of Onyx, enforceable against Onyx in accordance with its terms, subject, as to enforcement, to (1) the effect of bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws of general application relating to or affecting creditors' rights generally
               (2) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (3) the unenforceability under certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy;

                      In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of Onyx and public officials.

                      In addition, such counsel shall state that they have participated in conferences with the officers and other representatives of the Company and Onyx, representatives of the independent public accountants of the Company and Onyx and representatives of the Underwriter and the Insurer at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel has not independently verified and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, no facts have come to such counsel's attention that lead them to believe that the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment and express no belief with respect to the financial statements and related notes, schedules and the other financial and statistical data included in the Registration Statements or the Prospectus).

                      (vi) The Underwriter shall have received an opinion or opinions of O'Melveny & Myers LLP, counsel to the Company, dated the Closing Date and satisfactory in form and substance to you, with respect the characterization of the transfer of the Contracts by Onyx to the Company as a sale and with respect to the perfection of the Trust's interests in the Contracts and with respect to the non-consolidation of the Company with Onyx in the event of bankruptcy filing with respect to Onyx and with respect to certain other matters.

                      (vii) The Underwriter shall have received an opinion of O'Melveny & Myers LLP, tax counsel to the Company, dated the Closing Date and satisfactory in form and substance to you substantially to the effect that:

                                    (a) the Trust created by the Pooling and
               Servicing Agreement will not be classified as an association taxable as a corporation for federal income tax purposes and, instead, under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended, the Trust will be treated as a grantor trust, and subject to possible recharacterization of certain amounts paid by the Trust to the Servicer, the holders of the Certificates will be treated as owning an undivided pro-rata interest in the income and corpus attributable to the Trust;

                                    (b) The statements in the Registration
               Statement and Prospectus under the headings "Prospectus Summary -- Federal Income Tax Status" and "Certain Federal Income Tax Consequences" to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects; and

                                    (c) For California franchise and income tax
               purposes, the Trust created by the Pooling and Servicing Agreement will not be subject to California franchise or income taxes, and Certificateholders who are not residents of or otherwise subject to tax in California will not be subject to California franchise or income taxes with respect to interest or other amounts allocable to such Certificateholder as a result of such Certificateholder's beneficial ownership of Certificates.

                      (viii) The Underwriter shall have received an opinion, dated the Closing Date, of Shaw, Pittman, Potts & Trowbridge, counsel to the Insurer, substantially to the effect that:

                                    (a) The Insurer is a corporation validly
               existing, in good standing and licensed to transact the business of surety and financial guaranty insurance under the laws of the State of New York;

                                    (b) The Insurer has the corporate power to
               execute and deliver, and to take all action required of it under the Surety Bond, the Insurance Agreement and the Indemnification Agreement;

                                    (c) Except as have already been obtained, no
               authorization, consent, approval, license, formal exemption or declaration from, nor any registration or filing with, any court or governmental agency or body of the United States of America or the State of New York, which if not obtained would affect or impair the validity or enforceability of the Surety Bond, the Insurance Agreement or the Indemnification Agreement against the Insurer, is required in connection with the execution and delivery by the Insurer of the Surety Bond, the Insurance Agreement or the Indemnification Agreement or in connection with the Insurer's performance of its obligations thereunder;

                                    (d) The Surety Bond, the Insurance Agreement
               and the Indemnification Agreement have been duly authorized, executed and delivered by the Insurer, and the Surety Bond and, assuming due authorization, execution and delivery of the Insurance Agreement by the parties thereto (other than the Insurer), the Insurance Agreement constitute the legally valid and binding obligations of the Insurer, enforceable in accordance with their respective terms subject, as to enforcement, to (1) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferential transfers and equitable subordination, presently or from time to time in effect and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), as such laws may be applied in any such proceeding with respect to the Insurer and (2) the qualification that the remedy of specific performance may be subject to equitable defenses and to the discretion of the court before which any proceedings with respect thereto may be brought; and

                                    (e) The Surety Bond is not required to be
               registered under the Securities Act of 1933, as amended.

               In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Insurer and public officials. References to the Prospectus in this paragraph (viii) include any supplements thereto.

                      (ix) The Underwriter shall have received an opinion of counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to you, substantially to the effect that:

                                    (a) The Trustee is a banking corporation
               validly existing under the laws of the State of New York;

                                    (b) The Trustee has the requisite power and
               authority to execute, deliver and perform its obligations under the Pooling and Servicing Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of the Pooling and Servicing Agreement; and

                                    (c) The Pooling and Servicing Agreement has
               been duly executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except that certain of such obligations may be enforceable solely against the Trust Estate and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws applicable to banking corporations affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                      (x) The Underwriter shall have received from Skadden, Arps, Slate, Meagher & Flom, counsel to the Underwriter, such opinion or opinions, dated the Closing Date and satisfactory in form and substance to you, with respect to the validity of the Certificates, the Registration Statement, the Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                      (xi) The Underwriter shall have received a letter, dated the Closing Date, of Coopers & Lybrand which meets the requirements of the subsection (i) of this Section 7, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

                      (xii) The Underwriter shall have received evidence satisfactory to them that the Certificates have been rated in the highest rating category by Moody's Investors Service, Inc. and by Standard & Poor's Ratings Service.

                      (xiii) The Underwriter shall have received a certificate, dated the Closing Date, of a Vice President or more senior officer of the Company in which such officer shall state that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that the representations and warranties of the Company, as Seller, in the Pooling and Servicing Agreement and the conditions set forth in Section 2.2(b) of the Pooling and Servicing Agreement, are true and correct as of the dates specified in the Pooling and Servicing Agreement, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and that, subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company's motor vehicle installment loan business except as set forth in or contemplated by the Prospectus or as described in such certificate.

                      (xiv) The Underwriter shall have received a certificate, dated the Closing Date, of a Vice President or more senior officer of Onyx in which such officer shall state that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of Onyx in the Purchase Agreement are true and correct in all material respects on and as of the Closing Date, that Onyx has complied with all agreements and satisfied all conditions on its part to be performed or satisfied there under at or prior to the Closing Date, that the representations and warranties of Onyx, as Servicer, in the Pooling and Servicing Agreement are true and correct as of the dates specified in the Pooling and Servicing Agreement, there has been no material adverse change in the financial position or results of operations of Onyx's motor vehicle installment loan business except as set forth in or contemplated by the Prospectus or as described in such certificate.

                      (xv) The Surety Bond shall have been duly authorized, executed, issued and delivered by the Insurer; all fees due and payable to the Insurer as of the Closing Date shall have been paid in full; and the Surety Bond shall conform to the description thereof in the Registration Statement and the Prospectus.

                      (xvi) The Underwriter shall have received a Certificate from a senior officer of the Insurer to the effect that such officer has no reason to believe that the section of the Prospectus captioned "Description of the Insurer" or any such amendment thereof or supplement thereto as of its Effective Date or date of issuance, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               The Company will furnish or cause to be furnished to the Underwriter such number of conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests.

               8. Indemnification.

                      (i) The Company will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter with the meaning of Section 15 of the Act against any losses, claims, dam ages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, or (y) contained in any ABS Term Sheet to the extent set forth in subsection (ii) of this Section 8; provided, further, that the Company shall not be liable under this subsection (i) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in any preliminary prospectus that is corrected in the final Prospectus (or any amendment or supplement thereto), and the Company has previously furnished copies thereof in sufficient quantity to the Underwriter, if the person asserting such loss, claim, damage or liability was not given the final Prospectus (or any amendment or supplement thereto) on or prior to the confirmation of the sale of the Certificates.

                      (ii) The Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers or agents who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (i) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, (A) made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supple-ment thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (B) made in the ABS Term Sheets distributed by the Underwriter and filed as a post-effective amendment to the Registration Statement or the Prospectus as a result of any filing pursuant to Section 5(x); provided however that the Underwriter will not be liable in any such case to the extent that any such loss, claim or damage or liability arises out of, or is based upon, an untrue statement or omission made in the ABS Term Sheet or any supplement thereto in reliance upon and in conformity with
        (x) information furnished to the Underwriter by the Company or (y) information contained in the Registration Statement or any preliminary prospectus or the Prospectus other than information described in clause
        (A) above.

                (iii) Each indemnified party shall give prompt notice to the indemnifying party of any action commenced against the indemnified party in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have hereunder or otherwise than on account of this indemnity agreement except and to the extent of any prejudice to such indemnifying party arising from such failure to provide such notice. In case any such action shall be brought against an indemnified party and it shall have notified the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel, satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party with respect to such action), and it being understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under subsections (i) or (ii) of this
        Section 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

               9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 is for any reason held to be unavailable other than in accordance with its terms, then each indemnifying party shall contribute to the amount paid or payable by such indemnifying party as a result of the losses, claims, damages or liabilities referred to in 8(i) and 8(ii) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Certificates or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this
Section 9. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the underwriting discount or commission applicable to the Certificates purchased by it hereunder. The Company and the Underwriter agrees that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. No person guilty of fraudulent misrepresenta-tion (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               10. Termination. The Underwriter may terminate this Agreement immediately upon notice to the Company, if at any time, prior to the Closing Date, there has occurred: (a) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or Onyx which, in the reasonable judgment of the Underwriter, materially impairs the investment quality of the Certificates; (b) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company or of Onyx on any exchange or in the over-the-counter market by such exchange or over-the-counter market or by the Commission; (c) any banking moratorium declared by Federal, New York or California authorities; or (d) any outbreak or material escalation of major hostilities or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriter, the effect of any such outbreak, escalation, calamity or emergency on the United States financial markets makes it impracticable or inadvisable to proceed with completion of the sale of and any payment for the Certificates.

               11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Company and the Underwriter pursuant to Sections 6, 8 and 9 shall remain in effect. If the purchase of the Certificates by the Underwriter is not consummated for any reason other than solely because of the occurrence of any event specified in clauses (b), (c) or (d) of Section 7(iii) or Section 10, the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reason-ably incurred by it in connection with the offering of the Certificates.

               12. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter at c/o Merrill Lynch & Co., World Financial Center,
Attention: Managing Director, Asset-Backed Securities Department, or to such other address as the Underwriter may designate in writing to the Company, or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to the Company at Onyx Acceptance Financial Corporation, 8001 Irvine Center Drive, 5th Floor, Irvine CA 92618, Attention: Regan E. Kelly, Esq., Executive Vice President.

               13. Successors. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

               14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

               15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK.

               16. Severability of Provisions. Any covenant, provisions, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

               17. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.

               18. Amendment. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

               19. Heading. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

               If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate thereof, whereupon it will become a binding agreement among the undersigned in accordance with its terms.

                                    Very truly yours,

                                    ONYX ACCEPTANCE FINANCIAL
                                      CORPORATION



                                    By:
                                       -------------------------------
                                        Name:
                                        Title:


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

-----------------------------------

                                                                       Exhibit A


               The information herein has been provided solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"). Neither Merrill Lynch, the Issuer of the securities nor any of its affiliates make any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the final prospectus and by any other information subsequently filed with the Securities and Exchange Commission.

               The information contained herein will be superseded by the description of the collateral pool contained in the final prospectus relating to the securities.